Exhibit 32.2

Section 1350 Certification,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Magma Design Automation, Inc. (the “Company”) on Form 10-Q for the period ending January 6, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter S. Teshima, Chief Financial Officer of the Company, certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

/S/ PETER S. TESHIMA
Peter S. Teshima Corporate Vice President, Finance and Chief Financial Officer

February 14, 2008

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.